Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between Stericycle, Inc. (the “Company” or “Stericycle”) and David Stahl (“Stahl”).

WHEREAS, Stahl previously was selected to participate in the Company’s Executive Severance and Change in Control Plan with an effective date of January 1, 2020 (the “Severance Plan”);

WHEREAS, Stahl and the Company desire to enter into an agreement regarding Stahl’s separation of employment from the Company and a release of claims; and

WHEREAS, the Company desires to obtain Stahl’s agreement to adhere to certain restrictive covenants and other obligations as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Stahl agree as follows:

1.Separation from Employment. Stahl’s employment with the Company hereby is terminated effective as of the close of business June 27, 2020 (such date referred to herein as the “Termination Date”), Stahl shall be removed from the position of Chief Information Officer of the Company and any and all other officer or director positions that Stahl holds with the Company and, as applicable, its affiliates effective as of the Termination Date. The Company acknowledges and agrees that Stahl’s employment was not a termination for “Cause” (as such term is defined in the Severance Plan).

2.Severance Plan Benefits.

Subject to the terms of this Agreement and the Severance Plan, provided that Stahl (i) signs and returns this Agreement to the Company within twenty-one (21) days after Stahl’s receipt thereof, (ii) does not revoke this Agreement, and (iii) complies with this Agreement, Stahl shall be entitled to receive the following payments and other benefits:

(i)all Accrued Obligations (as defined in the Severance Plan);

(ii)Stahl’s Pro-rata Annual Incentive with respect to the Company’s 2020 fiscal year (as set forth in Section 4.01(a)(ii) of the Severance Plan), which shall be reduced (but not below zero) by the amount of any Annual Incentive paid to Stahl with respect to the fiscal year during which the Termination Date occurs (for example, if the Annual Incentive is paid quarterly), which shall be paid at the same time and in the same form as the Annual Incentives for such fiscal year are paid to ongoing employees; but no later than two and one half months after the last day of the fiscal year following the fiscal year in which the Termination Date occurs;

Exhibit 10.1

(iii)a Severance Payment (as defined in the Severance Plan) in the gross amount of $572,800;

(iv)if Stahl timely elects such continued coverage under COBRA (as defined in the Severance Plan), reimbursement from the Company for the employer-portion of Stahl’s medical, vision, prescription and/or dental coverage for continued coverage under COBRA until 18 months following the Termination Date; provided that such reimbursements will cease as of the date on which Stahl becomes eligible for medical, vision, prescription and/or dental coverage from another employer; and

(v)reimbursement for outplacement benefits, upon presentation of receipt by Stahl or outplacement provider, up to $25,000. To be eligible for reimbursement, the outplacement services must be incurred by no later than June 30, 2021.

Such payments and other benefits shall be paid or commence (as applicable) at such time(s) as set forth in the Severance Plan, subject to the terms of the Severance Plan and this Agreement.   Stahl agrees to notify the Company within ten (10) business days after he becomes eligible for medical, vision, prescription and/or dental coverage from another employer. Stahl further acknowledges and agrees that under no circumstances shall Stahl be eligible for, or receive, any duplicate payments under this Agreement and the Severance Plan.   Stahl acknowledges that he has reviewed and understands the terms of the Severance Plan prior to signing this Agreement. Stahl further acknowledges and agrees that the payments and other benefits under the Severance Plan and this Agreement provide Stahl with valuable consideration to which Stahl would not otherwise be entitled if Stahl had not signed this Agreement, and that he will not be entitled to receive (or to continue to receive, as applicable) such payments and other benefits if he does not remain in compliance with this Agreement.

3.Employee Benefits. Except as expressly set forth in this Agreement or the Severance Plan or as otherwise required by applicable law, Stahl’s participation in and rights under any Company employee benefit plans and programs (including, without limitation, non-qualified deferred compensation and equity award plans and programs) after the Termination Date will be governed by the terms and conditions of those plans and programs.

4.Released Parties. The term “Released Parties” as used in this Agreement includes: (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.

5.Release of All Claims. Stahl, and anyone claiming through Stahl or on Stahl’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that Stahl now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Stahl signs this Agreement.

Exhibit 10.1

Without limiting the generality of the foregoing, the claims waived and released by Stahl hereunder include, but are not limited to:

(a)

all claims arising out of or related in any way to Stahl’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company, including without limitation all claims for any advance (or particular form of) notice of termination, any compensation payments, bonus, equity, or any other compensation or benefit;

(b)

all claims that were or could have been asserted by Stahl or on his behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and

(c)

all claims that were or could have been asserted by Stahl or on his behalf under: (i) the Age Discrimination in Employment Act, as amended; and (ii) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C.§§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Illinois Human Rights Act, and the Illinois Equal Pay Act.

Notwithstanding this Section 5, nothing in this Agreement shall require Stahl to waive or release: (x) any claim for workers’ compensation or unemployment insurance benefits or any claim that cannot be waived or released by law; (y) any right to coverage under any directors’ or officers’ insurance policy covering Stahl, or (z) any claim for any vested benefits to which Stahl is otherwise entitled pursuant to the terms and conditions of any of applicable benefit plans.

6.No Other Actions or Claims. Stahl represents and warrants that: (a) there has not been filed by Employee or on Employee’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that Stahl need not disclose to the Company, and the foregoing representation and warranty in this subpart (a) does not apply to, conduct or matters described in Section 12 below); (b) Stahl is the sole owner of the claims that are released in Section 5 above; (c) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (d) Stahl has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.  Stahl further agrees that Stahl shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Released Parties that involves or is based upon any claim waived and released by Stahl in Section 5 above, and will take all steps necessary to opt out of any such actions.

Exhibit 10.1

7.No Other Payments or Benefits. Except as expressly provided in the Severance Plan and this Agreement, Stahl acknowledges and agrees that he is not entitled to and will not receive any other compensation, payments, benefits, or recovery of any kind from the Company or the other Released Parties, including without limitation any bonus, severance, equity or other payments. In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Stahl in Section 5 above, Stahl hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Stahl, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of Stahl (for avoidance of doubt, Stahl is not waiving Stahl’s eligibility to receive any award under applicable law, if any, for providing truthful information to a Government Agency (as defined below)).

8.Additional Employee Acknowledgments. Stahl hereby reaffirms his commitment to comply in full with all of his obligations under his Employee Covenant Agreements, including provisions contained in those agreements governing confidential information, trade secrets, intellectual property, non-competition and/or non-solicitation, each of which shall remain in full force and effect in accordance with their respective terms, except as otherwise provided in Section 12 below. Without limiting the foregoing in any way, and except as otherwise provided in Section 12 below, Stahl shall immediately upon the Termination Date return to the Company all information (electronic and hardcopy) and other property of the Company and its affiliates in his possession or control, including without limitation all confidential and proprietary information of the Company and its affiliates and all laptops and other computer equipment, electronic storage devices, smart- or cell-phones, tablets and similar devices, Company-provided credit cards, keys and other access cards, and electronic and hardcopy files.

9.Cooperation. Following the Termination Date, and except as otherwise provided in Section 12, Stahl shall continue to cooperate fully with the Company and the other Released Parties (defined below) in transitioning his responsibilities as reasonably requested by a Company Officer or the Board of Directors, and shall cooperate fully in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving the Company or any of the other Released Parties and which in any way relate to or involve Stahl’s employment with the Company or in which Stahl has or may have knowledge of by virtue of his employment by or service to the Company or any related entity. Stahl’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require, and giving truthful information and truthful testimony, and executing and delivering to the Company and any of the other Released Parties any truthful papers, in each case, as reasonably requested by any of them. Stahl will comply with this Agreement upon notice from the Company that the Company or its attorneys believe that his compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims.  Stahl shall be reimbursed for reasonable out-of-pocket expenses that Stahl incurs in rendering cooperation pursuant to this Section 9 within 30 business days of presentation of receipts to the Company’s General Counsel.

10.Nondisparagement and References. Except as otherwise provided in Section 12 below, Stahl shall refrain from all conduct, verbal or otherwise, that disparages or damages the

Exhibit 10.1

reputation, goodwill, or standing in the community of the Company or any of the other Released Parties. Stahl shall direct all prospective employers inquiring or reasonably likely to inquire with the Company about his employment to the Company’s CEO or the Company’s Chief People Officer (or such individuals’ successor(s)).

11.No Right to Employment or Services Relationship. Stahl acknowledges and agrees that Stahl has no present or future right to employment with the Company or any of the other Released Parties, and will not apply or seek consideration for any employment, engagement, or contract with any of them.

12.Non-Interference. Stahl understands that nothing contained in this Agreement limits Stahl’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (each a “Government Agency”). Stahl further understands that this Agreement does not limit Stahl’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency without notice to the Company, or nor limit Stahl’s ability to respond if properly subpoenaed or otherwise required to do so under applicable law. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agency.

13.No Admission. Nothing in this Agreement is intended to or shall be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Stahl or otherwise. The Company and the other Released Parties expressly deny any such illegal or wrongful conduct.

14.ACKNOWLEDGMENTS. STAHL ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) STAHL HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) STAHL RELEASES AND WAIVES CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH STAHL ALREADY IS ENTITLED; (c) STAHL HEREBY IS AND HAS BEEN ADVISED TO HAVE STAHL’S ATTORNEY REVIEW THIS AGREEMENT BEFORE SIGNING IT; (d) STAHL HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH STAHL SIGNS THIS AGREEMENT, STAHL MAY, AT STAHL’S SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO THE COMPANY’S CHIEF PEOPLE OFFICER, 2355 Waukegan Road, Bannockburn, IL  60015, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY STAHL. IF STAHL REVOKES THIS AGREEMENT, HE SHALL NOT BE ENTITLED TO ANY PAYMENT OR OTHER BENEFIT UNDER THE SEVERANCE PLAN OR THIS AGREEMENT.

Exhibit 10.1

15.Remedies. Stahl acknowledges and agrees that a breach by him of any provision of Sections 7-10 of this Agreement will result in immediate and irreparable harm to the Company and its affiliates for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, Stahl agrees that the Company and its affiliates shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by Stahl (without posting a bond or other security), without limiting any other remedies that may be available to them. Stahl further agrees to reimburse the Company and its affiliates for all costs and expenditures, including but not limited to reasonable attorneys’ fees and court costs, incurred by any of them in connection with the successful enforcement of any of their rights under any of Sections 7-10 of this Agreement. Stahl further agrees that, notwithstanding any other provision herein, upon any proven breach by him of any of Sections 7-10 of this Agreement or in the event that the Company subsequently determines that Stahl engaged in conduct prior to the Termination Date constituting Cause (as defined in the Severance Plan), he shall promptly repay to the Company (but in no event later than seven (7) days following the date on which Stahl is given notice of such breach or conduct) any and all payments and other benefits already paid to Stahl under the Severance Plan and this Agreement, and he shall not be eligible to receive (and will not receive) any then-remaining payments or other benefits.  Nothing herein shall, or is intended to, in any way limit or restrict the damages or other relief that the Company and its affiliates may seek and recover in the event of a breach by Stahl of any provision of this Agreement.

16.Notice. Any notice, request, or other communication required or permitted to be given under this Agreement shall be made to the following addresses or to any other address designated by either of the parties hereto by notice similarly given: (a) if to Stahl, to the last address or personal e-mail address on the Company’s records and (b) to the Company shall be made to the Company’s Chief People Officer, 2355 Waukegan Road, Bannockburn, IL  60015, with a copy to the Office of the General Counsel, Stericycle, Inc., 2355 Waukegan Road, Bannockburn, IL  60015.  All such notices, requests, or other communications shall be sufficient if made in writing either (w) by personal delivery to the party entitled thereto, (x) by email upon delivery confirmation of receipt of the email, (y) by certified mail, return receipt requested, or (z) by express courier service, and shall be effective upon personal delivery, upon confirmation of receipt of email transmission, upon the fourth calendar day after mailing by certified mail, or upon the second calendar day after sending by express courier service.

17.Entire Agreement, Amendment, Waiver, Assignment and Headings. This Agreement together with the Severance Plan, and all underlying equity award agreements and plans governing the equity awards held by Stahl as of the Termination Date embody the entire agreement and understanding of the parties hereto with regard to the matters described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such matters, except as otherwise provided in Section 8 above. Notwithstanding the foregoing and any other language in this Agreement, this Agreement does not supersede or preclude the enforceability of any restrictive covenant provision contained in any prior agreement entered into by Stahl. Further, no prior restrictive covenant supersedes or precludes the enforceability of any provision contained in this Agreement. Stahl acknowledges and agrees that in entering into this Agreement, Stahl is not relying on any alleged assurances, representations, promises, statements, warranties or information by the Company or any of its

Exhibit 10.1

representatives except as specifically and expressly set forth in this Agreement and the Severance Plan. This Agreement may be modified only in a written agreement signed by both parties, and any party’s failure to enforce this Agreement in the event of one or more events which violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations. This Agreement is enforceable by the Company and its affiliates and may be assigned or transferred by the Company to, and shall be binding upon and inure to the benefit of, any parent or other affiliate of the Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any division thereof.  Stahl may not assign any of his rights or obligations under this Agreement. The Section headings used herein are for convenience of reference only and are not to be considered in construction of the provisions of this Agreement.

18.Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Illinois, without regard to its choice of law rules. Stahl agrees that any litigation arising under or relating to this Agreement shall be brought exclusively in a state or federal court sitting in Lake County or Cook County, Illinois, and the parties irrevocably consent to the exercise of personal jurisdiction over them by any such court and waive any objection to venue or jurisdiction based on forum non conveniens.

19.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.Section 409A. The intent of the parties is that payments and benefits under this Agreement are exempt from or comply with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance with that intent. Stahl confirms that his “separation from service” date, for purposes of Section 409A of the Code was the Termination Date.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Stahl by Section 409A of the Code or damages for failing to comply with Section 409A of the Code. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, (a) all expenses or other reimbursements hereunder shall be made on before to the last day of the taxable year following the taxable year in which such expenses were incurred by Stahl, (b) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (c) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Section 409A of the Code, Stahl’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company; provided that if the timing of the payment is contingent on the lapse or expiration of the revocation period for this Agreement and such revocation period could, as of the Termination Date, lapse either in the same year as the Termination Date or in the following year, the actual date

Exhibit 10.1

of payment within the specified period shall be in such following year.

21.Counterparts. This Agreement may be executed in multiple counterparts and may be transmitted electronically by pdf, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

DAVID STAHL /s/ David Stahl Date: 7/6/2020	STERICYCLE, INC. By: /s/ Joe Reuter Title: EVP and Chief People Officer Date: 7/6/2020